                                                                   EXHIBIT 10.38


                            DATED December 31, 1995


                             (1) CHEMISOLV LIMITED

                                      AND

                           (2) CHEMISOLV HOLDINGS INC

                                      AND

                               (3) SERV-TECH INC

                                      AND

                           (4) CLEMENT CYRIL ARMITAGE

                                  AGREEMENT
                 RELATING TO EMPLOYMENT PERFORMANCE BONUSES


                                ALSOP WILKINSON

                               INDIA BUILDINGS
                              LIVERPOOL L2 ONH

                           REF: MJP/KAC/AG-5311.B

THIS AGREEMENT IS MADE ON                              DECEMBER 31, 1995

BETWEEN:

(1) CHEMISOLV LIMITED WHOSE REGISTERED OFFICE IS AT THORNLEY HOUSE, CARRINGTON BUSINESS PARK, MANCHESTER, M31 4SG ("THE EMPLOYER");

(2) CHEMISOLV HOLDINGS INC WHOSE REGISTERED OFFICE IS AT 5200 CEDAR CREST BOULEVARD, HOUSTON, TEXAS 77087, USA ("HOLDINGS");

(3) SERV-TECH INC WHOSE REGISTERED OFFICE IS AT 5200 CEDAR CREST BOULEVARD, HOUSTON, TEXAS 77087, USA ("SERV-TECH"); AND

(4) CLEMENT CYRIL ARMITAGE WHOSE ADDRESS IS AT WILD HEDGES, 4 DAISYBANK CRESCENT, AUDLEM, CREWE, CW3 OHD ("THE EMPLOYEE")

WHEREAS:

(A) This Agreement is inter alia supplemental to the employment agreement dated 4th November 1994 and made between the Employee and the Employer ("the Employment Agreement").

(B) In order to encourage the Employee to further develop the Relevant Intellectual Property (as hereinafter defined) the Employer has agreed that in addition to the salary and other emoluments payable by it to the Employee pursuant to the Employment Agreement, Employer and Holdings shall pay or caused to be paid to the Employee the Income Performance Bonus and the Revenue Performance Bonus upon the terms and conditions set out in this Agreement.

(C) In consideration of the services to be provided by the Employee to the Employer, Holdings and other members of the Chemisolv Group, Serv-Tech has agreed to guarantee the performance by the Employer and Holdings of all of their respective obligations hereunder upon the terms and conditions set out in this Agreement.

IT IS HEREBY AGREED:





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1     DEFINITIONS AND INTERPRETATION In this Agreement the following words and expressions shall (except where the context otherwise requires) have the following meanings:-

         "affiliate"                              in relation to any company
                                                  shall mean and include all of
                                                  its parents, subsidiaries or
                                                  other entities which are,
                                                  directly or indirectly, 50%
                                                  or more owned or owned by or
                                                  under common ownership with
                                                  the relevant company (and
                                                  "affiliate" shall be
                                                  construed accordingly)

         "Chemisolv Accounts"                     means, in relation to any
                                                  Financial Year, the audited
                                                  consolidated income (profit)
                                                  and loss account of Holdings
                                                  and its subsidiaries for that
                                                  Financial Year and the
                                                  audited consolidated balance
                                                  sheet of Holdings and its
                                                  subsidiaries as at the last
                                                  day of the relevant Financial
                                                  Year in each case as part of
                                                  the Serv-Tech consolidated
                                                  annual audit and which shall
                                                  have been prepared in
                                                  accordance with the
                                                  provisions of clause 4 below

         "Chemisolv Group"                        means Holdings, the Employer
                                                  and all other subsidiaries of
                                                  either Holdings or the
                                                  Employer

         "Chemisolv's Accountants"                means the auditors for the
                                                  time being of Holdings
                                                  appointed by the Serv-Tech
                                                  Group who shall be
                                                  responsible for preparing the
                                                  audited financial statements
                                                  of Holdings and its
                                                  subsidiaries for each
                                                  financial year





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         "European Member"                        means any member of the
                                                  Chemisolv Group which is
                                                  incorporated in the continent
                                                  of Europe or which primarily
                                                  carries on or undertakes
                                                  business itself (not through
                                                  its subsidiaries) in the
                                                  continent of Europe
                                                  (including

         "Financial Year"                         means each financial year of
                                                  Holdings commencing on 1st
                                                  January in each calendar year
                                                  and ending on 31st December
                                                  in the same calendar year
                                                  (the first Financial Year
                                                  being that commencing on 1st
                                                  January 1996)

         "Income" means, in relation to any Financial Year, the consolidated income before taxation of Holdings and its subsidiaries as shown in the
                                                  Chemisolv Accounts for that
                                                  Financial Year after making
                                                  the adjustments referred to
                                                  in clause 4 below

         "Income Performance Bonus"               means the income performance
                                                  bonus payable by Holdings to
                                                  the Employee pursuant to
                                                  clause 3.1 below of the
                                                  Performance Awarded

         "Majority of the Performance             such Employees for the time
         Awarded Employees"                       being employed by members of
                                                  the Chemisolv of the
                                                  Performance  Awarded Group who
                                                  between them have the
                                                  majority of points of all the
                                                  Performance Awarded Employees
                                                  who are so employed at the
                                                  relevant time and for this
                                                  purpose each Performance
                                                  Awarded Employee shall

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
                                                  have such number of points as
                                                  is set out in parenthesis
                                                  after his name in the
                                                  definition of "Performance
                                                  Awarded Employees" below

         "Relevant Intellectual Property"         means (in relation to the
                                                  inventions known as "Mastiff"
                                                  and "Magnetic De-Inking" as
                                                  they existed on 1st April
                                                  1995 and all improvements
                                                  thereafter and hereafter made
                                                  to such inventions) all
                                                  patents, inventions,
                                                  know-how, trade secrets and
                                                  other confidential
                                                  information, registered
                                                  designs, copy rights, design
                                                  rights, rights equivalent to
                                                  copy right and design rights,
                                                  registered trademarks,
                                                  registered service marks,
                                                  registered business names,
                                                  trade names, registrations of
                                                  an application to register
                                                  any of the aforesaid items,
                                                  rights in the nature of any
                                                  of the aforesaid items in any
                                                  country whatsoever in the
                                                  World, rights in the nature
                                                  of unfair competition rights
                                                  and rights to sue for passing
                                                  off

         "Non-European Member"                    means any member of the
                                                  Chemisolv Group which is not
                                                  a European Member

         "Performance Awarded Employees"           means Messrs Ralph J Davies
                                                  (13), David M Owen (13),
                                                  Clement C Armitage (13),
                                                  James R Duffy (13), W Harry
                                                  Corbett (6), Christopher
                                                  Bennett (6) and Kenneth
                                                  Mackintosh (6)





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
         "Relevant Business"                      means any business directly
                                                  connected with the
                                                  application of speciality
                                                  chemicals in the treatment of
                                                  water and waste or directly
                                                  connected with the paper
                                                  industry including the
                                                  manufacture or recycling of
                                                  paper, or the strengthening
                                                  of paper and any business
                                                  derived from the Relevant
                                                  Intellectual Property or the
                                                  application thereof

         "Relevant Fraction"                          13/70

                                                  thirteen seventieths

         "Revenue Performance Bonus"              means the revenue
                                                  performance bonus payable to
                                                  the Employee pursuant to
                                                  clause 3.2 below

                                                  means in relation to any
                                                  company which is registered in
                                                  England and "subsidiary" Wales
                                                  any subsidiary undertaking
                                                  (within the meaning of the
                                                  Companies Act 1985 as amended
                                                  by the Companies Act 1989) of
                                                  such company and in relation
                                                  to any company which is
                                                  incorporated in the USA, any
                                                  entity which is 50% or more
                                                  directly or indirectly owned
                                                  or controlled by such company
                                                  (and "subsidiaries" shall be
                                                  construed accordingly)


         "Serv-Tech Group"                        means Serv-Tech and all of
                                                  its subsidiaries and
                                                  affiliates other than any
                                                  member of the Chemisolv Group





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
2     AMENDMENTS TO THE EMPLOYMENT AGREEMENT

      The Employment Agreement shall be and is hereby amended as follows:-

      2.1    by deleting the last sentence of clause 3.2.

      2.2    by adding the following new clause 3.4:

             "3.4 Inventions and Patents

             3.4.1 The Employee agrees that the Employee will promptly and fully inform and disclose to the Employer all inventions, designs, improvements, and discoveries that the Employee conceives or discovers during the employment that pertain or relate to the business of the Employer or its subsidiaries or to any experimental work carried on by the Employer or its subsidiaries, whether conceived by the Employee alone or with others and whether or not conceived during regular working hours.

             3.4.2 The Employee agrees that he will promptly and fully inform and disclose to the Employer all inventions, designs, improvements and discoveries that the employee may conceive or discover in the period of one
                         (1) year following the termination of the employment that pertain or relate to the business of the Employer in which the Employee was involved or any business in which the Employee was involved of any subsidiary or affiliate company or to any experimental work carried on by the Employer or its subsidiary in which the Employee was involved whether conceived by the Employee alone or with others.

             All such invention, designs, improvements and discoveries conceived or discovered in accordance with Articles 3.4.1 and
             3.4.2 above shall be the exclusive property of the Employer. The Employee shall assist the Employer to obtain patents on all such inventions, designs, improvements and discoveries deemed patentable by the Employer and shall execute all documents and do all things reasonably necessary (without incurring any expenditure) to obtain letters patent, vest the Employer with full and exclusive title





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
             thereto and so far as he is reasonably able (without incurring any expenditure) protect the same against infringement by others.

      2.3 by deleting existing clauses 5.1, 5.2 and 6 and by adding the following new clauses, 5.1 to 10.14 inclusive;

             "5.1 The terms of the Employee's employment under this agreement (the "Employment") shall commence on 4th November 1994, and shall continue until determined in accordance with the provisions of this agreement.

                   The Employee's period of continuous employment commenced on 12th February 1987.

             5.2 The Employment shall continue until one or more of the following occurs:

                   5.2.1 the Employee dies or resigns (excluding Constructive
                         Dismissal) or becomes eligible for retirement and decides to retire in accordance with the Company Pension Scheme or becomes sixty five years old when this Employment Agreement shall automatically terminate;

                   5.2.2 the Employee is dismissed because he is permanently
                         incapacitated through injury or illness from performing his duties and is not able to perform work of a comparable nature;

                         For the purpose of this clause, permanent incapacity means: -

                         5.2.2.1 That a medical opinion has been obtained from a physician designated by the Employer which states that the Employee has no reasonable prospects of returning to comparable work; or

                         5.2.2 that the Employee has been absent from work from incapacity for at least twenty-





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
                                     six (26) weeks and a medical opinion has been obtained from a physician designated by the Employer which states that the Employee is incapacitated to the extent that he is not expected to be fit enough to return to comparable work within the next twenty-six (26) week period.

                         The Employee hereby agrees he will, upon request of the Employer at any time, allow himself to be examined by a physician designated by the Employer for purposes of determining incapacity and will agree to such physician submitting a written report to the Employer with regards to such information as the Employer may reasonably require. The Employee hereby agrees that if he unreasonably refuses to allow such examination or unreasonably refuses to give consent to the report being given to the Employer, such refusal shall if not cured within seven (7) days of written notice by Employer to Employee's last known address, be itself grounds for termination pursuant to Article 5.2.2 as if such examination and report had shown such permanent incapacity;

                         The Employer hereby agrees that he will act reasonably in reaching a decision that the employee is permanently incapacitated, which shall include:

                         1 Disclosing to the employee all medical opinions obtained, prior to any decision being made.

                         2 Allowing the Employee a reasonable opportunity of disagreeing with the medical opinion(s) including obtaining his own medical opinion which the employer shall consider and take into account.





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
                         3 Acting in good faith in reaching a decision to dismiss.

                         Any such termination for permanent incapacity shall require that the Employer gives the Employee at least twelve (12) weeks notice in writing to the Employee of any such termination.

                   5.2.3 the Employee is dismissed following proper
                         disciplinary procedure (as indicated below) for "Cause" as defined below:-

                         "Cause" shall mean that the Employee has committed an act or acts of gross misconduct.

                         Gross misconduct includes:

                         (a)   theft by the Employee from the Employer;

                         (b) being convicted of a criminal offence involving fraud or moral turpitude apart from an offence that in the reasonable opinion of the Employer's Board of Directors does not affect the Employee's position as an Employee;

                         (c) being personally liable in a civil action involving fraud or moral turpitude other than such an action which in the reasonable opinion of the Employer's Board of Directors does not affect the Employee's position as an Employee;

                         (d) a serious breach of any of the provisions of the Non-Competition and Confidentiality Agreement dated 4th November 1994 as amended by the variation agreement of today's date;

                         (e) serious, persistent and wilful disregard by the Employee of reasonable instructions issued by the Employer, in circumstances where the Employee has been issued with prior


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
                               appropriate warnings including a final written warning;

                         (f) serious physical violence or (after warning) repeated threats of physical violence committed by the Employee in the work place;

                         (g) wilful or persistent unbusinesslike conduct in the course of his duties hereunder in circumstances where the Employee has been issued with prior appropriate warnings including a final written warning.

                         The above list is not exhaustive or exclusive and offenses of a similar nature and severity will fall within the definition of "Cause".

                   5.2.4 The Employer dismisses the Employee for any reason
                         other than those reasons in 5.2.1 or 5.2.3 above (including a termination by the Employer of the Employee without cause) upon the Employer giving at least twelve (12) weeks notice in writing to the Employee of any such termination.

             5.3 Where the employment is terminated by the Employer for any reason other than those set out in Articles 5.2.1, 5.2.2 and
                   5.2.3 above, the Employer shall pay to the Employee twelve
                   (12) equal monthly payments over a period of one year (365 days) each payment to be equivalent to the Employee's monthly salary at the time of dismissal together with either continuation of all other benefit under this Employment Agreement or with an additional payment of an amount which properly compensates the Employee for loss of such other benefits from the date of termination (except where the Employee becomes sixty-five (65) years old during the course of 365 days following termination in which event the payments and other benefits shall only continue to be paid up to and including the Employee's sixty-fifth (65th) birthday.





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
      Those twelve (12) monthly payments and/or continuation of other benefits shall be in settlement of all statutory rights and all contractual claims that the Employee may have against the Employer arising out of the terms of this Employment Agreement (except, for the avoidance of doubt, for any income performance bonus and any revenue performance bonus which may be payable under a separate agreement relating to employment performance bonuses) and shall represent the full extent of the Employer's liability to the Employee under the terms of this Employment Agreement.

      To the extent that any statutory rights or payment obligations pursuant to this Employment Agreement cannot, by law or otherwise be so cancelled or limited these twelve (12) monthly payments shall be reduced by such amounts as are required by such statutory rights or obligations to be paid or provided.

      5.4 The Employee may terminate the Employment upon the giving of at least two months notice to the Employer."

      5.5 The Employer may, at its discretion, require the Employee to stay away from the work place, to undertake other duties or to take other reasonably requested measures pending the conclusion of a disciplinary investigation or an investigation into the permanent incapacity of the Employee pursuant to Articles 6 or 5.2.2 or otherwise. In making any such decision the Employer shall at all times act in good faith.

6     Disciplinary Procedure
      No disciplinary action (including dismissal) will be taken against the Employee except and until the Employer has undertaken a reasonable investigation into the allegations against the Employee. This investigation will include a disciplinary hearing at which the allegations will be heard and decided upon by the Board of Directors (the "Board") of the Employer. The Employee will have at least three (3) days prior notice in writing of this disciplinary hearing and will be provided notice, at that stage, of the allegations against him. The Employee will have an opportunity to put forward his own evidence and state his case. The Employee will





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
      also have a right to be represented by a colleague or advisor should he wish.

      The Directors considering the allegation shall decide upon the allegations upon hearing the evidence presented and such decision shall be final, binding and conclusive unless not made in good faith by the Directors. The decision shall be made by a majority of the Directors present at the hearing. If the Employee is a Director, he shall not so vote on the decision nor shall he be counted as a Director present at the hearing in determining a majority decision.

7.    Grievance
      In the event of the Employee having a grievance relating to his employment, then he should first raise the matter informally with the person against whom he has the grievance. In the event of the grievance not being resolved to the satisfaction of the Employee, the Employee shall submit details of the grievance, in writing, to the Board of Directors of the Employer who shall consider and decide what should be done about the grievance. The decision of the board shall be final.

8.    Pension
      The Employee is an existing member of the Employer's pension fund (or 401
      (k) plan). During the Employee's employment under this agreement, the Employer shall ensure that its contributions amounting to the present percentage - as of the date of execution hereof - of the Employee's gross salary, are made by the Employer to the pension fund on a monthly basis (or in the case of a 401 (k) plan, the same Employer's matching percentage - as of the date of execution hereof - of the Employee's contribution to the 401 (k) plan). This benefit is separate to and over and above any other benefits and entitlements that the Employee has pursuant to this Agreement. Full details of the pension fund (401 (k) plan) are available from the Company Secretary.

9.    Permanent Health (or Long-Term Disability) Insurance
      During the Employee's employment under this Agreement, the Employee (and his spouse and children) is entitled to continue to receive then available benefits under the Employer's Permanent Health





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
      Insurance (or Long-Term Disability) scheme or plan for which the Employer will pay the same percentage of the insurance premiums as on the date of execution hereof. Full details of the scheme are available from the Company Secretary.

10.   Miscellaneous
      10.1   Notices
             Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be delivered (i) upon physical delivery (if hand delivered) or (ii) three business days after deposit in the mail (if mailed), postage, prepaid, certified or registered mail, return receipt requested, addressed as follows:


             The Employer:           Chemisolv Limited
                                     Thornley House
                                     Carrington Business Park
                                     Manchester, M31 4SG, UK

             with a copy (which      Serv-Tech, Inc
             shall not constitute    Attention: General Counsel
             notice) to:             5200 Cedar Crest Boulevard
                                     Houston, TX 77087

             The Employee:           Clement Cyril Armitage
                                     Wild Hedges
                                     4 Daisybank Crescent
                                     Audlem
                                     Crewe, CW3 OHD


             Notice given in any other manner shall be effective when received by the addressee. The address for notice may be changed by notice given in accordance with this provision.

      10.2   Amendments
             This Agreement and any attachments incorporated by reference constitute the entire agreement between the parties and may not be amended, supplemented, waived or terminated except by written instrument executed by the parties.





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
      10.3   Waiver
             No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

      10.4   Preservations of Business Fiduciary Responsibility and Non-
             Competition
             10.4.1 During the period of employment hereunder, the Employee shall act in the best interest of the Employer. For example, the Employee shall not, directly or indirectly, in any capacity, act in competition with the Employer or its Affiliates. During the term of this Agreement and therefore, the Employer shall not divulge or use confidential information of the Employer or its Affiliates in any manner except in furtherance of the Employer's business.

             10.4.2 The Employer shall not, in the United States or the United Kingdom, for a period of one (1) year after the termination of the employment hereunder, either by himself or for or with any other person, firm or company, directly or indirectly, in the capacity as stockholder, owner, partner, officer, director, agent, contractor, promoter, consultant, employee or otherwise, canvass, solicit or otherwise endeavour to
                         (i) entice away from the Employer or its Affiliates any of their employees or (ii) solicit, entice, or otherwise conduct business with or for any person, firm or company who, at any time during the employment hereunder, was a customer (or a potential customer that had then previously been solicited or otherwise contacted by or on behalf of the Employer or Affiliate) of the Employer or Affiliate and with whom the Employee had any dealings.

             10.4.3 In addition, for a period of one (1) year commencing with the date of termination of his employment





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
                         hereunder pursuant to Article 5.2.4 subject to Employer's compliance with its obligations pursuant to
                         Article 5.3, the Employee shall not, in the United States or the United Kingdom, in the capacity as stockholder, owner, partner, officer, director, agent, contractor, promoter, consultant, employee or otherwise, directly or indirectly, participate in the promotion, financing, ownership, operation, management or otherwise of any business or entity with respect to the Restricted Business.

                         For the purposes of this Article 10.4.3 above, Restricted Business means the formulating, utilizing, distributing and/or selling of speciality chemicals to, for or in the refining, chemical, petrochemical, paper and pulp or food processing industries, as well as any other business engaged in by the Employer during the time in which the Employee is employed by the Employer and for which such other business the Employee shall have had dealings.

             10.4.4 Nothing in this Agreement shall prevent the Employee from holding (whether as an owner or otherwise) passive investments in publicly quoted companies. Nothing herein shall preclude the Employee from rendering or selling any services or products not included in the Restricted Business to or from any person, even if such person was or is a customer of Serv-Tech or the Employer.

      10.5   Binding Effect
             This Agreement shall be binding upon the Employee and his heirs, executors, administrators and legal representatives and upon the Employer and its successors and assigns.

      10.6   Governing Law
             The validity, construction and enforcement of this Agreement shall be governed be the place of the Employee's employment on the date of execution hereof.


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
      10.7   Severability
             If any provision of this Agreement is declared unenforceable by a court of last resort, such declaration shall not effect the validity of any other provision of this Agreement.

      10.8   Construction
             The headings contained in this Agreement are in reference purposes only and shall not effect this Agreement in any manner whatsoever. Whatever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

      10.9   Time for Performance
             If the time for performance of any obligation set forth in this Agreement falls on a Saturday, Sunday or legal holiday, compliance with such obligation on the next business day following such Saturday, Sunday or legal holiday shall be deemed acceptable.

      10.10  Multiple Counterparts: Understanding
             This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument. The Employee acknowledges that he had read this Agreement and understands that entering into this Agreement is a condition of employment.

      10.11 If any additional actions and documents may be required to effectuate the expressed intent of this Agreement, the parties herein agree to perform such action and prepare and execute any such documents as reasonably requested by the other parties hereto.

      10.12 In the event any provision of this Agreement shall be determined to be invalid, void or unenforceable under the appropriate law, such provision shall be construed by changing it to the least extent possible so as to make it valid and enforceable while at the same time maximising the observance of the intent originally manifested to the greatest extent possible.

      10.13 "Subsidiary" shall include all 50% or more, directly or indirectly, owned or controlled entities. "Affiliates" shall include all parents, subsidiaries or other entities which are, directly or indirectly, 50% or more owning of, owned by or under common ownership with the referenced entity.

      10.14 This Agreement (together with these amendments) supersedes such other contracts of employment (whether written or oral or implied by law) which previously existed between the Employer and the Employee.

3     PERFORMANCE BONUSES
      3.1 For each Financial Year or part of a Financial Year during which the Employee is employed by the Employer or any other company in the Chemisolv Group and, if the Employee ceases to be so employed prior to 31st December 2000 by reason of the termination of his employment for a reason other than a dismissal for cause or his death or his resignation (excluding constructive dismissal without cause), for each Financial Year up to and including the Financial Year ending on 31st December 2000, the Employer shall pay or cause to be paid to the Employee a bonus (herein referred to as "the Income Performance Bonus") which shall be calculated in accordance with the following formula:-


                   B=RF x P x I x D/365


                   Where:
                   B represents the bonus payable in respect of the relevant Financial Year

                   RF    represents the Relevant Fraction

                   P shall be 20% in relation to each Financial Year beginning 1st January 1996, and thereafter up to and including the Financial Year ending on 31st December

      2000 and shall be 12% for each applicable Financial Year thereafter

                   I represents the Income for the relevant Financial Year less any loss for a prior Financial Year to the extent that the same has not previously been applied in reducing I for the purpose of calculating B for any prior Financial Year.

                   D represents the number of whole days in the relevant Financial Year during which the Employee is employed by the Employer or any other company in the Chemiso1v Group.

             The Income Performance Bonus payable in respect of any Financial Year shall be paid within 10 working days of the amount of such Income Performance Bonus having been reported on or determined in accordance with clause 4 below.

      3.2    If either:-

             3.2.1 the Employee shall have continued to be employed by the Employer or any other company in the Chemisolv Group until 31st December 2000; or

             3.2.2 the Employee's employment with the Employer and the Chemisolv Group shall have been terminated at any time (whether prior to or after 31st December 2000) for any reason other than as a result of his death, resignation or a termination for Cause (as defined in the Employment Agreement as amended by clause 2 of this Agreement);

             then with effect from the later of 1st January 2001 and the date on which the Employee's employment by the Employer and the Chemisolv Group shall terminate for any reason whatsoever (whether with or without Cause) (hereinafter referred to as "the Termination Date") Employer and Holdings shall cease to incur additional obligations under Clause 3.1 above but instead shall pay or cause to be paid to the Employee in respect of each Financial Year ending after the later of the Termination Date and 1st January 2001 a bonus (herein referred to as "the Revenue Performance Bonus") which shall be calculated in accordance with the following formula:-

                   B = RF x 3% x (A + B + C)

                   Where:
                   B represents the Revenue Performance Bonus payable in respect of the relevant Financial Year

                   RF    represents the Relevant Fraction

                   A shall be the aggregate amount of all royalties earned by all companies in the Chemisolv Group in respect of the relevant Financial Year to the extent generated by the licensing or other exploitation of the Relevant Intellectual Property

                   B shall be the aggregate of all sales or revenues or turnover of all companies in the Chemisolv group in respect of the relevant Financial Year from the sale of any products, chemicals or services to the extent that such products, chemicals or services are used in the application of any of the Relevant Intellectual Property

                   C shall be the aggregate of all sales or revenues or turnover of all companies in the Chemisolv Group in respect of the relevant Financial Year from customers or clients or licensees but only to the extent that such sales revenues or turnover directly relate to or concern the application or exploitation of any of the Relevant Intellectual Property

             PROVIDED THAT if in relation to the first Financial Year in respect of which the Revenue Performance Bonus becomes payable the Employee shall have been employed by any member of the Chemisolv Group during such financial year, then for that Financial Year B shall be multiplied by 365 - D/365 where D represents the number of days during such first Financial Year that the Employee was employed by a member of the Chemiso1v Group

             The amount of revenue or turnover earned in respect of any Financial Year shall not be counted more than once in calculating the aggregate of A+B+C for one Financial Year and shall not be calculated within the aggregate of A+B+C for another Financial Year.

             The sum of A+B+C shall be reduced by any commissions, royalties, discounts, profit sharing or other payments applicable to agents, distributors, licensors, sub-contractors, Joint Venture partners or other such persons to the extent that they have been properly and reasonably made for the purpose of generating the royalties and revenues comprising A+B+C and to the extent that they have not already been taken into account in determining the respective amounts of A, B or C.

             The Revenue Performance Bonus payable in respect of any Financial Year shall be payable as to half of the amount thereof within 10 working days of the amount of the Revenue Performance Bonus having been determined pursuant to clause 4 below and as to the balance thereof on the date which occurs 6 months thereafter.

      3.3 The Employee acknowledges that the amounts of the Income Performance Bonus and the Revenue Performance Bonus and the long term interests of the Serv-Tech Group will be influenced by the strategies and policies of the Chemisolv Group concerning pricing, discounts, royalties, agency fees, commissions and other material terms and conditions to be offered and accepted by the Chemisolv Group upon which the Relevant Intellectual Property will be exploited (which may involve sales, licensing, sub-contracting and other similar transactions or arrangements) and accordingly, the Employee acknowledges both that (i) the Chemisolv Group shall be required to comply with written strategies and policies (concerning the terms and conditions of sales, pricing, discounts, royalties, agency fees, licensing, commissions, subcontracting, joint ventures and other such arrangements and undertakings) as reasonably agreed from time to time by the Chemisolv Group and the Chief Financial Officer of the Serv-Tech Group or his designee, and (ii) all material undertakings, contracts and other obligations of the Chemisolv Group ("material" in relation to any undertaking, contract or obligation being one involving the payment to or from the Chemisolv Group of aggregate sums in excess of $500,000) shall be subject to the prior written approval of the Chief Financial Officer of the Serv-Tech Group or his designee, provided that such approval shall not be unreasonably withheld or delayed and in determining what is reasonable or unreasonable due regard shall be given to prudent business practice and the fiduciary duty which Serv-Tech owes to its shareholders.

      3.4 If the amount of any Income Performance Bonus or Revenue Performance Bonus payable in respect of any Financial Year by Holdings is not allowed by either the Inland Revenue, the Internal Revenue Service or other relevant tax agencies as a deduction for the purposes of US income tax, UK corporation tax or similar taxes of other tax jurisdictions (the relevant amount not so allowed being hereinafter referred to as "the Relevant Amount") then if the direct effect thereof is that any member of the Chemisolv Group becomes liable to pay tax in excess of the amount which would otherwise have been paid had the Relevant Amount been so allowed as aforesaid (which excess tax shall be reported on or determined in accordance with clause 4 and is hereinafter referred to as "the Excess Tax") the amount of the relevant Income Performance Bonus or Revenue Performance Bonus (as the case may be) shall be reduced by an amount equal to half of the amount of the Excess Tax or to the extent that such performance bonus has already been paid the Employee shall repay to Holdings an amount equal to half of the amount of the Excess Tax (and Holdings shall account for such amount received to such member or members of the Chemisolv Group as may be appropriate). If in relation to any Financial Year there is any Excess Tax the amount thereof shall be as reported by Chemisolv's Accountants or as otherwise determined pursuant to Clause 4 below.

      3.5 The payments in clause 3.1 and 3.2 shall cease in any event after the Financial Year ended 31st December 2015.

4     CHEMISOLV'S ACCOUNTS
      4.1 For the purpose of determining the Income Performance Bonus and the Revenue Performance Bonus payable to the Employee in respect of any Financial Year the Chemisolv Accounts shall for each financial year up to and including the financial year ending on 31st December 2015 be prepared:-

             4.1.1 in accordance with the requirements of all relevant statutes and generally accepted accounting principles applicable in the USA;

             4.1.2 so as to show a true and fair view of the consolidated income on ordinary activities before taxation (and the royalties and revenues referred to in clause 3.2 above of Holdings and its subsidiaries (including the Employer) for such Financial Year ("the Consolidated Income" or "royalties" and "revenues");

             4.1.3 on a basis consistent with the accounting policies applied in the preparation of all previous accounts.

      4.2 The Income for each Financial Year shall be calculated by making the following adjustments to the Consolidated Income (to the extent not already taken into account in the preparation of the Chemisolv Accounts);

             4.2.1 there shall be added back any provision or charge made in respect of any taxation calculated by reference to the income, profits or gains of Holdings and its subsidiaries in respect of such Financial Year but only to the extent that the same is reflected in the Chemisolv Accounts before arriving at the Consolidated Income;

             4.2.2 there shall be added back excess depreciation arising on the upward revaluation of any fixed assets (for the avoidance of doubt including the Relevant Intellectual Property) but only to the extent that the same is reflected in the Chemisolv Accounts before arriving at the Consolidated Income;

             4.2.3 there shall be added back any charge or provision made for any dividends declared paid or made in or in respect of such Financial Year to any member of the Serv-Tech

                         Group but only to the extent that any such charge or provision is reflected in the Chemisolv Accounts before arriving at the Consolidated Income;

             4.2.4 there shall be charged or provided for all normal working or management expenses and outgoings incurred in connection with the business of Holdings and its subsidiaries including salaries, pensions and other remuneration but excluding and after adding back the amount of any Income Performance Bonus or Revenue Performance Bonus payable either to the Employee or to any of the other Performance Awarded Employees;

             4.2.5 there shall be deducted all out-of-pocket expenses properly incurred by any Member of the Serv-Tech Group on behalf of any member of the Chemiso1v Group (such as legal fees for outside counsel) to the extent that the same are not already charged in the Chemisolv Accounts.

             4.2.6 there shall be added back an amount equal to the aggregate of any management or service charges (eg. corporate charge) payable or paid by any European Member to Serv-Tech or to any other member of the Serv-Tech Group which is charged or provided for in the Chemisolv Accounts other than out-of-pocket expenses properly incurred on behalf of European Members, such as legal fees for outside counsel;

             4.2.7 there shall be added back an amount equal to the aggregate of any management or service charges (eg. corporate charge) payable or paid by any Non-European Member to Serv-Tech or to any other Member of the Serv-Tech Group which is charged or provided for in the Chemisolv Accounts to the extent that such charges:-

                         (a) in relation to the Financial Year ending 31st December 1996 exceed 5% of the gross revenue of the Non-European Members for such financial year;

                         (b) in relation to all subsequent Financial Years, exceed the cost of the services, facilities or other support actually provided as reasonably allocated to the Non-European Members

             4.2.8 after adding back any payment included in the financial statements in relation to income tax (including payment for group relief), dividends or transfers to balance sheet reserves for income tax or dividends but in each case only to the extent that these are charged against profit before income tax in the Chemisolv Accounts.

             4.2.9 there shall be added/(deducted) thereto an amount equal to the amount by which the full arms-length market value of any goods or services supplied or provided by any member of the Chemisolv Group to any member of the Serv- Tech Group in the relevant Financial Year exceeds/(is less than) the actual value of any consideration received by any such member of the Chemisolv Group for any such goods and services so supplied or provided;

             4.2.10 there shall be added back an amount equal to the aggregate of all interest paid or payable by any member of the Chemisolv Group to any member of the Serv-Tech Group in respect of loans made by any member of the Serv-Tech Group which is charged or provided for in the Chemisolv Accounts to the extent that such interest exceeds the interest which Serv-Tech would have had to pay to its bankers on the amounts of such loans had it borrowed equivalent amounts from its bankers;

             4.2.11 there shall be added thereto an amount equal to the amount by which the amount of all interest earned by all members of the Chemisolv Group on all monies loaned by them or any of them to any member of the Serv-Tech Group during the relevant Financial Year is less than the amount of interest which such members of the Chemisolv Group would have earned had such monies been loaned at full commercial rates of interest on arms-length terms.

             4.2.12 if any member of the Serv-Tech Group has injected or infused capital into any member whether by way of cash or assets (the value thereof being hereinafter referred to as "the Capital Amount") there shall be deducted a sum in respect of interest on such part of the Capital Amount as has not been repaid to the relevant member of the Serv-Tech Group at the rate of interest equal to the lowest annual rate of interest at which Serv-Tech borrows or could borrow money from its bankers.

             4.2.13 there shall be deducted on an allocated basis the effect on income of sales of LifeGuard (and its improvements) and related products, services, licenses or royalties to or by the Serv-Tech Group.

      4.3 Holdings and Serv-Tech shall (at the joint and equal expense of Holdings and Serv-Tech) procure that Chemisolv's Accountants shall report in writing in substantially the form of the report set out in the Schedule hereto in respect of each Financial Year the amount of the Income, the Income Performance Bonus, the Revenue Performance Bonus, and the Excess Tax (as defined in clause 3.4 above if any) for the relevant Financial Year as soon as reasonably practicable following the production of the Chemisolv Accounts for the relevant Financial Year and in any event (except for Excess Tax) by no later than 30th June in the following Financial Year. A copy of such report together with all working papers and any accompanying explanations reasonably necessary to understand the basis on which the Income, the Income Performance Bonus, the Revenue Performance Bonus and the Excess tax (as defined in clause 3.4 above if any) in respect of each Financial Year have been computed shall be forwarded by Holdings to the Employee forthwith upon the same being produced by Chemisolv's Accountants. In reporting on the amount of the Income, the Income Performance Bonus, the Revenue Performance Bonus and the Excess Tax (as defined in clause 3.4 above if any) in respect of each Financial Year Chemisolv's Accountants shall act as experts and not as arbitrators and their report as to the amount of the Income, the Income Performance Bonus, the Revenue Performance Bonus and the Excess Tax (as defined in clause 3.4 above if any) in respect of each Financial Year shall in the absence of fraud or manifest error be final and binding upon Holdings, the Employer Serv-Tech and the Employee.

      4.4 The Employee shall be entitled at any time in the period of twenty eight days following receipt by them of any report referred to in Clause 4.3 and any accompanying working papers and explanations to dispute the amount of the Income, the Income Performance Bonus, the Revenue Performance Bonus and the Excess Tax (as defined in clause 3.4 above if any) for the relevant Financial Year disclosed therein by notice in writing to Holdings. Any such notice shall set out in reasonable detail the grounds for dispute and any suggested adjustment and if either no such notice is given by the Employee or within a period of twenty one days following such notice the Employee and Holdings shall agree the amount of the Income, the Income Performance Bonus, the Revenue Performance Bonus and the Excess Tax (as defined in clause 3.4 above if any) for the relevant Financial Year as set out in the said report or any amended amounts then the amount of the Income, the Income Performance Bonus, the Revenue Performance Bonus and the Excess Tax (as defined in clause 3.4 above if any) for the relevant Financial Year as set out in the original report or any amended amounts subsequently agreed shall be final and binding on the parties hereto except for matters involving fraud or manifest error.

      4.5 If the Employee shall have given notice of dispute pursuant to Clause 4.4 but no agreement shall be reached within the period of twenty one days following as to the amount of any of the Income, the Income Performance Bonus, the Revenue Performance Bonus and the Excess Tax (as defined in clause 3.4 above if any) for the relevant Financial Year then such dispute shall be promptly referred to an independent firm of Certified Public Accountants appointed by agreement between Holdings and the Employee or in default of agreement nominated at the request of either of them by the President for the time being of the American Institute of Certified Public Accountants. The determination of such firm of Certified Public Accountants who shall act as experts and not as arbitrators as to the amount of the Income, the Income Performance Bonus, the Revenue Performance Bonus and the Excess Tax (as defined in clause 3.4 above if any) (as the case may be) for the relevant Financial Year shall be final and binding upon the parties hereto except for matters involving fraud or manifest error. Such firm of Certified Public Accountants shall be entitled to call for and inspect the working papers of Chemisolv's Accountants or of Holdings or of the Employee and such other documents as they consider reasonably necessary and the parties hereto will promptly supply any such working papers or other documents in their possession or under their control.

      4.6 In the event of any sale or assignment of any Relevant Intellectual Property asset of Chemisolv Group, the sale or assignment price shall be excluded from the Income Performance Bonus calculation and the Revenue Performance Bonus calculation unless the provisions of clause 5.4.1 have not been complied with in full.

5     SERV-TECH'S COVENANTS
      Serv-Tech hereby covenants with and undertakes to the Employee that during each Financial Year so far as it is able in all cases and subject in all cases to conformity with Serv-Tech's fiduciary duty to its shareholders and conformity with prudent business practice, Serv-Tech shall not do and it shall procure that no member of the Chemisolv Group or the Serv-Tech Group shall do anything the commission of which will or may materially and adversely affect the profitability or revenues of the Chemisolv Group or any member thereof and in particular but without prejudice to the generality of the foregoing Serv-Tech shall in all cases so far as it is able and subject to all cases to conformity with Serv-Tech's fiduciary duty to the shareholders and conformity with prudent business practice procure that:-

      5.1 the employment of any of the Performance Awarded Employees shall not be terminated otherwise than pursuant to the provisions of his employment agreement provided that in the event of a breach of this clause 5.1 then in assessing damages for breach of this Agreement no regard shall be had to any salary entitlement of any Performance Awarded Employee or with respect to any resulting transfer from Income Performance Bonus to Revenue Performance Bonus which may occur as a result of such termination;

      5.2 Holdings shall not pursue a dividend policy which would reasonably be considered to impede the growth of the revenue and income of the

             Chemisolv Group or which would leave any member of the Chemisolv Group with a shortage of necessary working capital;

      5.3 save with the prior written agreement of the Employee no management charges or other similar charges will be levied on any member of the Chemisolv Group by Serv-Tech or by any other member of the Serv-Tech Group save in relation to the Financial Year ending 31st December 1996 for charges not exceeding 5% of the gross revenues of the Non-European Members for such Financial Year and save in relation to all subsequent Financial Year for charges not exceeding the cost of services, facilities or other support actually provided and as reasonably allocated to the Non-European Members. However, Serv-Tech may charge the Chemisolv Group for any out-of-pocket expenses properly incurred on their (the Chemisolv Group) account (e.g. legal fees for outside counsel);

      5.4 no member of the Chemisolv Group shall (save with the prior written consent of the Employee);-

             5.4.1 prior to 1st January 2016, sell transfer assign or otherwise dispose of a material part of its assets or undertaking or any Relevant Intellectual Property (or interest therein) or contract so to do or dispose of any subsidiary or any of the shares in any subsidiary (and Serv-Tech shall not without such consent as aforesaid dispose of Holdings or any interest or shares in Holdings) provided in all cases that the required consent of the Employee shall not be unreasonably withheld and for the avoidance of doubt such consent shall be deemed to be given unless written notice refusing to give consent and setting forth the reasons for such refusal is given within 30 days of such consent having been requested in writing and provided that any withholding of such consent shall only be reasonable if the Employee is reasonably of the opinion that any right or prospective right of his to receive or any prospect of him receiving any Income Performance Bonus or any Revenue Performance Bonus may be prejudiced or adversely affected and shall not in any event be reasonable if both:-

                         (a) the proposed Purchaser transferee or assignee of the relevant assets, undertaking, Relevant Intellectual Property, subsidiary or shares as aforesaid ("the Relevant Assets") shall have agreed in writing that it will assume and honour all obligations of the Employer and Holdings and Serv-Tech under this Agreement (including the obligations under clauses 4 and 5 hereof and the obligations to pay the Income Performance Bonus or Royalty Performance Bonus payable under this Agreement) but only to the extent that such obligations relate to or derive from the Relevant Assets and that with regard to the Relevant Assets it will in all material respects provide the Employee with substantially the same contractual rights and arrangements concerning the calculation and payment of the Income Performance Bonus or Royalty Performance Bonus (as the case may be)as those provided for by the provisions of this Agreement; and

                         (b) the proposed Purchaser transferee or assignee is of the same or greater financial strength then Serv-Tech having regard to their respective shareholders' equity (assets less liabilities), and liquidity.

             5.4.2 not acquire any material assets or any new business or undertaking or any shares unless the acquisition has been approved by the Majority of the Performance Awarded Employees (if any);

             5.4.3 be prevented or restricted from being able to use the name Chemisolv and the goodwill of the business hitherto carried on under that name;

             5.4.4 unless approved by the Majority of the Performance Awarded Employees (if any) borrow any amount in excess of the amount required to meet its working capital requirements from time to time for the avoidance of doubt excluding any borrowings for any member of the Serv-Tech Group relating to the acquisition of any capital asset the acquisition of which has been approved by a Majority of the Performance Related Employees if any and without prejudice of the Serv-Tech Group's entitlement to make the charge referred to in clause 4.2.12 above;

             5.4.5 unless approved by a Majority of the Performance Awarded employees create any charge lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of its undertaking property, assets or Relevant Intellectual Property except for the purpose of securing its indebtedness to its bankers or sureties for sums borrowed or bonds provided in the ordinary and proper course of its business;

             5.4.6 (save in the ordinary course of business) and unless approved by a Majority of the Performance Awarded Employees make any loan or advance or give any credit (other than normal trade credit) as principal except for the purpose of making deposits with bankers;

             5.4.7 (save in the ordinary course of business) and unless by a Majority of the Performance Awarded Employees take or agree to take any freehold or leasehold interest (except normal office and operations space) in or any licence over any land;

             5.4.8       commence any action for winding up or dissolution;

             5.4.9 change its accounting reference date or change the accounting policies normally adopted by it save as may be required or allowed from time to time to comply with legal requirements, statements of standard accounting practice, UK GAAP or US GAAP as applicable.

      5.5 if Serv-Tech or any subsidiary or holding company of Serv-Tech other than a member of the Chemisolv Group proposes to acquire any company or business any part of which competes or may reasonably be considered to compete either directly or indirectly with any Relevant Business for the time being carried on by Holdings or any member of the Chemisolv Group a Majority of the Performance Awarded Employees shall be given a reasonable opportunity to evaluate such company or business and if they so require such part of such company or business as so competes shall be acquired by a member of the Chemisolv Group rather than by Serv-Tech or any other member of the Serv-Tech Group;

      5.6 Serv-Tech will provide and Holdings shall provide the Employee with copies of all audited annual financial statement of Holdings and its subsidiaries included in Serv-Tech's annual audit and unaudited quarterly financial statements of Holdings and its subsidiaries within seven days of the same being available and, as soon as practicable and in any event within 35 business days after the end of each calendar month, management accounts of Holdings and each of its subsidiaries for that month and, from time to time, with such financial and other information as the Employee may reasonably in writing require. Employee shall keep all such information confidential and shall not use or disclose it except to the extent required for the enforcement of his rights hereunder;

      5.7 Serv-Tech shall not and no member of the Serv-Tech Group shall divert away from Holdings or any other member of the Chemisolv Group any existing business or any new or prospective business of a kind which comprises any of the Relevant Business and which Holdings or any such member is willing and able to perform;

      5.8 any expansion, development or evolution by Serv-Tech or Holdings of the Relevant Business will only be effected through Holdings or a wholly owned subsidiary of Holdings;

      5.9 Holdings and each of its subsidiaries shall carry on and conduct its business and affairs in a proper and efficient manner and for its own benefit and that each of Holdings and its subsidiaries shall transact all its business on arm's length terms and for full consideration;

      5.10 each of Holdings and its subsidiaries shall not enter into any agreement or agreements restricting its competitive freedom to carry on the Relevant Business by such means and from and to such persons as, it may think fit other than for the purpose of exploiting the Relevant Intellectual Property in the ordinary course of business;

      5.11 the routine day to day management of each of Holdings and its subsidiaries and the routine day to day business of each of Holdings and its subsidiaries shall be undertaken and transacted by such of the Performance Awarded Employees who for the time being are employed by any member of the Chemisolv Group;

      5.12 Serv-Tech shall use all reasonable and proper means in its power to maintain, improve and extend the Relevant Business carried on by Holdings and its subsidiaries and to further the reputation and interests of the Holdings and its subsidiaries in relation to the Relevant Business including the provision of appropriate capital and working capital by loan or otherwise.

      Serv-Tech acknowledges that the restrictions contained in this Clause 5 are reasonable and necessary to assure to the Employee the full value and benefit of their right to receive the Income Performance Bonus and the Revenue Performance Bonus in accordance with the provisions of Clauses 3 and 4.

6     GUARANTEE AND INDEMNITY
      6.1 In consideration of the Employee entering into this Agreement Serv-Tech hereby unconditionally and irrevocably guarantees to the Employee the due and punctual performance and observance by each of Holdings and the Employer of all its obligations, commitments, undertakings, warranties, indemnities and covenants under or pursuant to this Agreement and agrees to indemnify the Employee against all losses, damages, costs and expenses (including legal costs and expenses) (together with any VAT thereon) which the Employee may suffer through or arising from any breach by either the Employer or Holdings of such obligations, commitments, warranties, undertakings, indemnities or covenants. The liability of Serv-Tech as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

      6.2 If and whenever either Holdings or the Employer defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to this Agreement, Serv-Tech shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Employee as they would have received if such obligation or liability had been duly performed and satisfied by either Holdings or the Employer (as the case may be). Serv-Tech hereby waives any rights which it may have to require the Employee to proceed first against or claim payment from either Holdings or the Employer (as the case may be) to the intent that as between the Employee and Serv-Tech the latter shall be liable as if it were primarily liable and as if it had entered into all undertakings, agreements and other obligations jointly and severally with the Employee.

      6.3 This guarantee and indemnity is to be a continuing guarantee and indemnity to the Employee for all obligations, commitments, warranties, undertakings, indemnities and covenants on the part of Holdings and the Employer under or pursuant to this Agreement notwithstanding any settlement of account or other matter or thing whatsoever.

      6.4 This guarantee and indemnity is in addition to and without prejudice to and not in substitution for any rights or security which the Employee may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, covenants, indemnities and warranties of Holdings and the Employer under or in connection with this Agreement.

      6.5 In the event of Serv-Tech having taken or taking any security from either Holdings or the Employer in connection with this guarantee and indemnity, Serv-Tech hereby undertakes to hold the same in trust for the Employee pending discharge in full of all Serv-Tech's obligations under this Agreement. Serv-Tech shall not, after any claim has been made pursuant to this Clause 6, claim from either Holdings or the Employer any sum which may be owing to it from either Holdings or the Employer or having the benefit of any set-off or counterclaim or proof against or dividend, composition or payment by either Holdings or the Employer until all sums due and owing to the Employee in respect hereof shall have been paid in full.

      6.6 As a separate and independent stipulation, Serv-Tech agrees that any obligation expressed to be undertaken by either Holdings or the Employer under this Agreement (including, without limitation, any monies expressed to be payable under this Agreement) which may not be enforceable against or recoverable from either Holdings or the Employer by reason of its dissolution, any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from Serv-Tech as though the same had been incurred by Serv-Tech and Serv-Tech were primarily liable in respect thereof and shall be performed or paid by Serv-Tech on demand.

      6.7 The foregoing guarantees and indemnities of Serv-Tech as well as its other obligations in this Agreement, shall cease solely in relation to any obligation of Holdings or the Employer which is assumed by a purchaser, transferee or assignee in the circumstances referred to in clause 5.4.1 above provided always that the provisions of clause 5.4.1 have been fully complied with.

7     COUNTERPARTS
      This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

8     GOVERNING LAW
      This Agreement shall be governed by and construed in accordance with English Law and the parties hereby submit for all purposes in connection with this agreement to the exclusive jurisdiction of the English Courts.

9     NOTICES
      Any notice to be given pursuant to the terms of this Agreement must be gIven in writing to the party due to receive such notice at his or its address set out in this Agreement or such other address as may have been notified for the purpose to the other parties in accordance with this clause. Notice shall be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery on delivery and in the case of posting (in the absence of evidence of earlier receipt) within 48 hours after posting (6 days if sent by air mail) and in the case of facsimile transmission on completion of the transmission.

10    DEDUCTION OF TAX
      If the Employer, Holdings or Serv-Tech is so required by law it shall deduct tax from any amount payable by it hereunder and shall deliver to the Employee in respect of the amount so paid by it, a certificate as to the gross amount so paid by it, a certificate as to the gross amount of such payment amount of tax deducted and the actual amount paid or to be paid and certifying that it has paid or will pay the amount of tax deducted to the Inland Revenue, Internal Revenue Service or other appropriate taxing authority.

11    INVALIDITY
      The invalidity illegality or unenforceability of any provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

12    VARIATION
      No variation of this Agreement or any of the documents in the Agreed Form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

AS WITNESSED THE PARTIES OR THEIR DULY AUTHORISED REPRESENTATIVES HAVE EXECUTED THIS AGREEMENT AS A DEED AND DELIVERED THE SAME THE DAY AND YEAR FIRST ABOVE WRITTEN

                                    SCHEDULE

                           FORM OF REPORT TO BE GIVEN
                           BY CHEMISOLV'S ACCOUNTANTS
                             PURSUANT TO CLAUSE 4.3

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors

A Company Inc:

We have audited the accompanying balance sheets of Chemisolv Holdings, Inc. and subsidiaries as of December 31, 1996, and the related statements of earnings, retained earnings, cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chemisolv Holdings, Inc. and subsidiaries, as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information attached in Schedule 1 related to the calculation of Employment Performance Bonuses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                         SIGNED KPMG PEAT MARWICK L.L.P

FEBRUARY 2, 1997

                                   SCHEDULE 1

                    REPORT AS TO INCOME PERFORMANCE BONUSES/
                REVENUE PERFORMANCE BONUSES FOR THE PURPOSES OF
               CLAUSE 4.3 OF THE AGREEMENT DATED [        ] 1995
            BETWEEN (1) CHEMISOLV LIMITED (2) CHEMISOLV HOLDINGS INC
     (3) SERV-TECH INC AND (4) [RJ DAVIES][DM OWEN][CC ARMITAGE][JR DUFFY]
                               ("The Agreement")

(All expressions used in this Schedule shall have the meanings ascribed to them in the Agreement).

Calculation of Income Performance Bonuses/Revenue Performance Bonuses in
relation to the Agreement in respect of year ending [                  ].

The Income Performance Bonuses/Revenue Performance Bonuses for the year ended
31st December [         ] have been calculated as follows:


Pre-tax profits per Chemisolv Holdings Inc.
audited accounts attached                                     L.

Adjustments required pursuant to the
Agreement:-

Clause 4.2.1                   L.
Clause 4.2.2                   L.
etc                                                           L.
                                                             ------
                                                              L.

Less losses not previously taken into account
in accordance with the agreement                              L.
                                                             ------
Income to be applied in Income Performance Bonus
formula                                                       L.
                                                             ======
Profit percentage for the year ending 31st December [  ]     20/12%

Accordingly the Income Performance Bonuses/Revenue Performance Bonuses due to Messrs Davies, Owen, Armitage, Duffy, etc pursuant to Clause [ ] of the Agreement in respect of the Financial Year ended [ ] are as follows:-


                                  Relevant                  Bonus
                                  Percentage


RJ Davies
DM Owen
CC Armitage
JR Duffy
etc

(Suitably modified with reference to royalties/sales, etc, in the case of Revenue Performance bonus payable under Clause 3.2).

EXECUTED (but not delivered          )
until the date hereof) as a          )
Deed by CHEMISOLV LIMITED            )
acting by    Ralph J. Daniels        )       Director /s/ RALPH J. DANIELS
             Clement C. Armitage     )       Director /s/ CLEMENT C. ARMITAGE

EXECUTED (but not delivered          )
until the date hereof) as a          )
Deed by CHEMISOLV HOLDINGS INC       )
acting by                            )       Direcotr /s/ [ILLEGIBLE]
                                     )       Direcotr /s/ [ILLEGIBLE]

EXECUTED (but not delivered          )
until the date hereof) as a          )
Deed by SERV-TECH INC                )
acting by                            )       Director /s/ MICHAEL T. WILLARD
                                     )       Director /s/ MICHAEL T. WILLARD


SIGNED (but not delivered            )
until the date hereof) as a          )
Deed by the said                     )
      CLEMENT CYRIL ARMITAGE         )       /s/ CLEMENT CYRIL ARMITAGE
in the presence of                   )


Signature of Witness           [ILLEGIBLE]
Name         [ILLEGIBLE]
Address      ABACUS COURT MARSHALL STREET
             MANCHESTER

OCCUPATION   ACCOUNTANT